EXHIBIT 16.1

March 13, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Natural Health Trends Corp.
File No. 001-36849

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Natural Health Trends Corp. to be filed March 14, 2017 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Lane Gorman Trubitt, LLC